Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-261064) of our report dated March 27, 2026 (except as to the effects of the restatement discussed in Note 1 and other notes referenced therein, as to which the date is August 12, 2026) with respect to the consolidated financial statements of BayFirst Financial Corp., included in this Annual Report on Form 10-K/A for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Tampa, FL
August 12, 2026